UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2012

PGT, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52059                                                      20-0634715
 (Commission File Number)             (IRS Employer Identification No.)

1070 Technology Drive, North Venice, Florida 34275
(Address of Principal Executive Offices, Including Zip Code)

(941) 480-1600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01.  Entry into a Material Definitive Agreement.

On November 15, 2012, PGT, Inc. (the “Company”) and its subsidiary, PGT Industries, Inc., (the “Borrower”), entered into the First Amendment (the “Amendment”) to the Credit Agreement dated as of June 23, 2011, among the Company, the Borrower, General Electric Capital Corporation, as administrative agent and collateral agent, and the lenders and other parties party thereto (the “Credit Agreement”).

The Amendment permits the Company to spend up to $20.0 million to repurchase its shares through a share repurchase program.  Pursuant to the Amendment, the Company may make transfers from time to time of cash and cash equivalents into a designated account in an aggregate amount of up to $20.0 million, subject to certain customary conditions being satisfied on the date of any such transfer, and it may withdraw any funds deposited in such account and return them to the Company.  Funds in such designated account may only be spent to fund the share repurchase program or pay fees and expenses in connection with such program.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On November 15, 2012, the Company issued a press release announcing that the Company's Board of Directors authorized and approved a share repurchase program of up to $20 million.  Repurchases will be funded from existing cash resources and cash generated by the Company's operating activities. All share repurchases will be made in accordance with Rule 10b5-1 and Rule 10b-18, as applicable, of the Securities Exchange Act of 1934 as to the timing, pricing, and volume of such transactions. A copy of the press release is filed hereto as Exhibit 99 and is incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits.

 (d)           Exhibits.

See Exhibit Index.

Forward-Looking Statements

From time to time, we have made or will make forward-looking statements within the meaning of Section 21E of the Exchange Act. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal”, “objective”, “plan”, “expect”, “anticipate”, “intend”, “project”, “believe”, “estimate”, “may”, “could”, or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, results, circumstances or aspirations. Our disclosures in this report contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in our other documents filed or furnished with the Securities and Exchange Commission and in oral presentations. Forward-looking statements are based on assumptions and by their nature are subject to risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to:

•	Changes in new home starts and home remodeling trends
•	The economy in the U.S. generally or in Florida where the substantial portion of our sales are generated
•	Raw material prices, especially aluminum
•	Transportation costs
•	Level of indebtedness
•	Dependence on our WinGuard branded product lines
•	Product liability and warranty claims
•	Federal and state regulations
•	Dependence on our manufacturing facilities
•	The controlling interest of JLL Partners Fund IV, L.P.
Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances. Before making any investment decision, you should carefully consider all risks and uncertainties disclosed in all our SEC filings, including our reports on Forms 8-K, 10-Q and 10-K and our registration statements under the Securities Act of 1933, as amended, all of which are accessible on the SEC’s website at www.sec.gov and at  http://ir.pgtindustries.com/sec.cfm

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGT, INC.

By:  /s/  Mario Ferrucci III
       Name:  Mario Ferrucci III
       Title:  Vice President, General Counsel
       and Secretary

    Dated:  November 15, 2012

EXHIBIT INDEX

Exhibit No.	Description
10.1
First Amendment to Credit Agreement, dated as of November 15, 2012, among PGT, Inc., PGT Industries, Inc., General Electric Capital Corporation, as administrative agent and collateral agent, and the lenders and other parties party thereto.

99	Press Release dated November 15, 2012